Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 1 TO US/CANADA AGREEMENTS

This AMENDMENT TO US/CANADA AGREEMENTS (“Amendment”) is made and entered into effective as of January 31, 2012 (the “Amendment Effective Date”) by and between, on one hand, Warner-Elektra-Atlantic Corporation, a New York corporation with its principal place of business at 75 Rockefeller Plaza, New York, NY 10019 (“WEA”), and on the other hand, Cinram International Inc., a Canadian corporation with its principal place of business at 2255 Markham Road, Scarborough, Ontario M1B 2W3, Canada (“Cinram International Inc.”), Cinram Manufacturing LLC, a Delaware limited liability company with its principal place of business at 1400 East Lackawanna Avenue, Olyphant, PA 18448 (“Cinram Manufacturing LLC”), and Cinram Distribution LLC, a Delaware limited liability company with its principal place of business at 437 Sanford Road, LaVergne, TN 37086 (“Cinram Distribution LLC”) (Cinram International Inc., Cinram Manufacturing LLC, and Cinram Distribution LLC, individually and collectively, “Cinram”). This Amendment amends (a) that certain US/Canada Manufacturing and PP&S Agreement between WEA and Cinram, dated as of July 1, 2010 (the “US/Canada Manufacturing and PP&S Agreement”), including Exhibit A (M&P Terms) and Exhibit B (PP&S Terms) thereto (respectively, the “M&P Terms” and “PP&S Terms”), and (b) that certain US/Canada Transition Agreement between WEA and Cinram, dated as of July 1, 2010 (the “US/Canada Transition Agreement”). Each capitalized term used in this Amendment but not defined herein has the meaning ascribed to such term in the US/Canada Manufacturing and PP&S Agreement or US/Canada Transition Agreement, as applicable.

In consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, WEA and Cinram hereby agree as follows:

1. Payment. Cinram shall pay to WEA the amount of [****]. Such payment shall be non-refundable and non-recoupable, and shall be made in U.S. dollars in the form of a [****] deduction to fees otherwise payable by WEA for PP&S Services for each of six (6) months commencing for services provided in February, 2012. For purposes of clarification, such payment represents a [****] payment corresponding to certain WEA information technology costs related to the Transfer (as defined below), and a [****] payment corresponding to certain WEA print and packaging costs related to the Transfer.

2. Transfer of Distribution From Aurora Facility to Nashville Facility.

a. Generally. The parties acknowledge that following the Amendment Effective Date, Cinram intends to close Cinram Distribution LLC’s distribution facility located at 948 Meridian

Lake Drive, Aurora, IL 60504 (the “Aurora Facility”) and to transfer Cinram Distribution LLC’s operations from the Aurora Facility to Cinram Distribution LLC’s distribution facility located at 437 Sanford Road, LaVergne, TN 37086 (the “Nashville Facility,” and such transfer of Cinram Distribution LLC’s operations from the Aurora Facility to the Nashville Facility, the “Transfer”). Cinram’s written Transfer plan is attached as Schedule 1 (Transfer Plan) to this Amendment (the “Transfer Plan”). Cinram shall cause the Transfer to be conducted in all material respects in accordance with the Transfer Plan as attached hereto, including the “start” and “finish” dates for each task set forth therein, and Cinram shall immediately notify WEA if the Transfer deviates from the Transfer Plan as provided to WEA. Cinram shall notify WEA in advance of any anticipated changes to the Transfer Plan or to how the Transfer will be conducted (including additions of, deletions of and changes to tasks, dates and milestones), in each case to the extent any such changes would reasonably be likely to result in any material impact to WEA or Cinram or in any cost or expense to WEA, and any such changes shall be subject to WEA’s prior written approval (not to be unreasonably withheld or delayed).

b. Costs. Without limiting any provision of the US/Canada Manufacturing and PP&S Agreement (including Paragraph 3(m)(iii) of the M&P Terms or Paragraph 1(f)(ii) of the PP&S Terms), Cinram (i) shall be solely responsible for, and shall pay directly (or reimburse WEA for, as described in this Section 2(b)), all costs and expenses of, arising from or related to the Transfer, including those arising from or related to the closure of the Aurora Facility, the shipment of Products and Source Materials between the Aurora Facility, the Nashville Facility and/or any other Facility, the transfer of Cinram Distribution LLC’s operations from the Aurora Facility to the Nashville Facility, and any changes to the Transfer Plan. Cinram represents, warrants and covenants to WEA that no costs or expenses of, arising from or related to the Transfer shall be borne by or passed through to WEA. Without limiting the remainder of this Section 2(b), Cinram shall promptly reimburse WEA for any third party out-of-pocket costs and expenses incurred by WEA or any of its Affiliates (other than WEA costs already covered by Cinram pursuant to Section 1 above) arising from or related to the Transfer for which Cinram has provided prior written approval (such approval not to be unreasonably withheld, delayed or conditioned). WEA shall use its good faith efforts to cooperate with Cinram to minimize the costs of the Transfer.

c. Service Quality. Cinram acknowledges and agrees that all terms and conditions of the US/Canada Manufacturing and PP&S Agreement and the US/Canada Transition Agreement, including Cinram’s representations, warranties and covenants, Cinram’s indemnification and insurance obligations, and the Service Level Requirements, shall apply with respect to the Nashville Facility from and after the Amendment Effective Date. Cinram further represents, warrants and covenants to WEA that the Transfer shall not adversely impact WEA, its Affiliates, or their respective customers, Cinram’s ability to perform its obligations under the US/Canada Manufacturing and PP&S Agreement, the quality, reliability, timeliness, or cost to WEA of any services provided thereunder, or Cinram’s ability to meet the Service Level Requirements (each of the foregoing an “Adverse Impact.”). Cinram shall notify WEA immediately in the event of any actual or anticipated Adverse Impact, and shall be solely responsible for remedying any Adverse Impact and its causes at Cinram’s expense, except to the extent such Adverse Impact is caused solely by WEA’s breach of its obligations under the US/Canada Manufacturing and PP&S Agreement or solely from instructions by WEA contrary to the Transfer Plan and such instructions directly cause such Adverse Impact.

d. Notifications to Retailers and Manufacturers. Cinram shall reasonably assist WEA in (i) notifying retailers of the Transfer in order to ensure that Product returns are directed to the Nashville Facility or another WEA-designated and approved facility, and (ii) notifying WEA’s third-party manufacturers of the Transfer in order to ensure that Products shipped from such third-party manufacturers reach the Nashville Facility or another WEA-designated and approved facility; in each case, without delay and without material adverse impact on WEA, its Affiliates, or their respective customers.

e. Miscellaneous. As of the Amendment Effective Date, the address of the Nashville Facility shall be deemed to have been added to Schedule E (Approved Facilities) to the PP&S Terms. Following WEA’s determination that the Transfer has been completed successfully and in accordance with the Transfer Plan, the facility identified as “948 Meridian Lake Drive, Aurora, IL 60504” shall be deemed to have been deleted from Schedule E (Approved Facilities) to the PP&S Terms. Additionally, (i) in Paragraph 3(m)(iii) of the M&P Terms, Paragraph 1(f)(ii) of the PP&S Terms and Section 9(c) of the US/Canada Transition Agreement, the clause that reads, “(including without limitation Company’s facilities in Aurora, IL or Olyphant, PA)” is hereby amended to read, “(including without limitation Company’s facilities in Aurora, IL, LaVergne, TN (i.e., Company’s Nashville facility) or Olyphant, PA)”; (ii) in Section 6 of Schedule A (Service Level Requirements) to the M&P Terms, each reference to “Aurora, IL” is hereby amended to read, “Aurora, IL or LaVergne, TN (i.e., Company’s Nashville facility)”; and (iii) in Paragraph 1(d)(ii) of the PP&S Terms, each reference to “Aurora” is hereby amended to read, “Aurora, IL or LaVergne, TN (i.e., Company’s Nashville facility)”. Notwithstanding the Transfer and notwithstanding any amendments described in this Section 2(e), all of WEA’s rights and all of Cinram’s obligations and liabilities with respect to the Aurora Facility, including Cinram’s indemnification obligations for acts and omissions performed at the Aurora Facility, shall remain in force and effect as if, for purposes of such rights, obligations and liabilities, such facility remained a “Facility” and an “Approved Facility” under the US/Canada Manufacturing and PP&S Agreement.

3. Shipping, Back-Up Inventory and Storage.

a. Shipping Responsibilities and Charges. At any time after the completion of the Transfer, WEA may, by not less than 60 days written notice to Cinram, elect to transfer to Cinram the responsibility for shipping some or all units of Products from Cinram’s distribution warehouse facilities to WEA’s customers or otherwise at WEA’s request, in orders and quantities as requested and approved by WEA to any locations in the Territory designated by WEA. At any time in which WEA has transferred more than [****] of its so-called “less-than-truckload” or “LTL” shipping to Cinram, for the units of Product for which WEA so elects to transfer shipping responsibility, Cinram shall thereafter (a) cause all fees, charges and costs otherwise payable or borne by WEA under the US/Canada Manufacturing and PP&S Agreement for so-called “less-than-truckload” or “LTL” shipping of such units, to be reduced by at least [****] from the value of WEA’s then-current fees, charges and costs for such “less-than-truckload” or “LTL” shipments, and (b) ensure that the amounts by which such fees, charges and costs are reduced are not otherwise invoiced or charged to or payable by WEA or any of its Affiliates. The parties will reasonably cooperate in good faith to implement such reductions and to resolve any related issues, provided that all costs and expenses of, arising from or related to such cooperation and implementation shall be borne solely by Cinram. For the avoidance of doubt, if WEA elects to transfer shipping responsibility to Cinram for any units in accordance with this Section 3, WEA shall retain the right to select the modes of shipping (including applicable delivery dates and times, but not the carriers) used by Cinram to ship the affected units from Cinram’s distribution warehouse facilities to WEA’s customers or otherwise at WEA’s request, subject to the payment of the applicable freight charges as otherwise provided in the US/Canada Manufacturing and PP&S Agreement (as amended hereby). To the extent possible, following any such transfer of shipping responsibilities, Cinram shall maintain its relationships with the shipping providers that were used to ship Products for WEA prior to such transfer.

b. Back-Up Inventory. Between February 1, 2012 and June 30, 2012, WEA may require Cinram to manufacture and package back-up inventory of any or all titles set forth in Schedule 2 (Back-Up Titles) (such back-up inventory, the “Back-Up Inventory”). Notwithstanding anything to the contrary in the US/Canada Manufacturing and PP&S Agreement, Cinram shall store all Back-Up Inventory at Cinram’s manufacturing facility in Olyphant, PA, at no cost or charge to WEA. If at any time prior to completion of the Transfer WEA reasonably believes that Cinram will be unable to timely ship and deliver Product as required under the PP&S Terms (other than solely as a direct result of (i) WEA’s failure to order sufficient quantities of Product to permit shipment by Cinram or (ii) instructions by WEA contrary to the Transfer Plan and such instructions directly cause an Adverse Impact), at WEA’s request, Cinram shall ship Back-Up Inventory from Cinram’s manufacturing facility in Olyphant, PA to recipients designated by WEA (“Shipped Back-Up Inventory”). Cinram shall defer invoicing WEA for any Fees or other fees, charges or costs for M&P Services performed for units of Back-Up Inventory (such Fees, the “Deferred Fees”) until June 30, 2012. Within thirty (30) days after June 30, 2012, Cinram shall invoice WEA for the Deferred Fees, provided that such invoice shall not include, and Cinram shall permanently waive and shall not charge or invoice WEA or its Affiliates for, any Deferred Fees for or corresponding to Shipped Back-Up Inventory units.

c. Storage. Reference is made to the limitations on storage of, WEA’s obligations to direct Cinram to remove, destroy or relocate, and WEA’s obligations to pay or reimburse Cinram for the storage of Source Materials, Components, Inventory and Products that are set forth in Section 5(a) (Storage of Source Materials, Components and Finished Units of Products) of the M&P Terms and Section 6(a) (Storage) of the PP&S Terms (the foregoing, collectively, the “Storage Limitations and Obligations”). Cinram hereby permanently waives the Storage Limitations and Obligations (including the application and performance thereof) for and in connection with the period beginning on June 1, 2012 and ending on December 31, 2012 (the “Storage Period”). Notwithstanding anything to the contrary in the US/Canada Manufacturing and PP&S Agreement, Cinram shall not limit, and shall not seek reimbursement from or charge WEA or any of its Affiliates for or in connection with, storage during the Storage Period for Source Materials, Components, Inventory or Products, or any other WEA or WEA Affiliate materials. WEA shall not request that Cinram provide storage for any type of materials not currently stored by Cinram for WEA currently.

4. WEA Employees.

a. Relocation. Cinram shall be responsible, at Cinram’s expense, for relocating all WEA and WEA Affiliate full-time employees located at the Aurora Facility as of the Amendment Effective Date, up to a maximum of [****] (the “WEA Aurora Employees”), to alternative office space in or near Aurora, IL that is acceptable to WEA in its reasonable discretion (the “Aurora Office Space”). In furtherance of such relocation, Paragraph 5(g) (WEA Employees) of the M&P Terms and Paragraph 6(g) (WEA Employees) of the PP&S Terms are hereby deleted in their entirety and each replaced with the following language (provided that the maximum number of WEA Aurora Employees to which such sections apply shall be an aggregate maximum under both the M&P Terms and the PP&S Terms):

WEA Employees. Company shall throughout the Term, at the request of WEA, provide up to a maximum of [****] WEA Aurora Employees (as defined in that certain Amendment to US/Canada Agreements between the parties, dated January 31, 2012) (for purposes of this Exhibit, the “WEA Employees”) with, at Company’s expense: (i) reasonable office accommodations at Facilities in or near Aurora, IL that are approved in advance by WEA in its reasonable discretion; (ii) individual computers; (iii) copy and fax machines and maintenance services related thereto; and (iv) all other reasonable support functions as provided to them as of the Amendment Effective Date. Company also shall provide telephone, Internet and fax access for each WEA Employee, and WEA shall reimburse Company for Company’s actual, documented, out-of-pocket costs therefor. Amounts owing under this paragraph shall be invoiced by Company at month end and shall be payable [****] days from the date of the rendition of such invoice. For the avoidance of doubt, except for the amounts to be reimbursed by WEA as provided in this paragraph, Company shall be solely responsible for all (and WEA shall not be responsible for any) costs and expenses incurred in providing such office accommodations and related materials and services to the WEA Employees, including without limitation rent, security deposit, real estate taxes, build-out expenses, and charges for maintenance and similar services. WEA shall be responsible for the direction of, and all compensation and related obligations for, the WEA Employees.

b. Transfer Plan. In support of the obligations described in Section 4(a) above, Cinram shall, at Cinram’s expense: (i) fulfill the obligations set forth in the section of the Transfer Plan titled, “WMG office relocation,” in accordance with such Transfer Plan (including the timeline set forth therein); and (ii) be responsible for each of the following: engaging a realtor and procuring the Aurora Office Space for use by the WEA Aurora Employees; entering into a lease with the landlord of the Aurora Office Space and making any payments in connection therewith (including rent, security deposit and real estate taxes, and any charges imposed by the landlord or other third parties); providing and building out any facilities and equipment at the Aurora Office Space that WEA deems reasonably necessary to support the WEA Aurora Employees’ performance of their responsibilities (including communications and network facilities, telephone service, phone switches, MIS circuits and related equipment, and wiring); and moving, and otherwise assisting with the transition of, the WEA Aurora Employees from their office space as of the Amendment Effective Date to the Aurora Office Space. For the avoidance of doubt, Cinram shall only be required to provide for facilities comparable to what is being provided by Cinram to the WEA Aurora Employees at the Aurora Facility as of the Amendment Effective Date, and any additional material improvements, furniture, decorations or other items requested by WEA shall be at WEA’s sole cost.

5. Generally.

a. Cinram Distribution LLC’s Principal Place of Business. The clause in the introductory paragraph of each of the US/Canada Manufacturing and PP&S Agreement and US/Canada Transition Agreement that reads, “with its principal place of business at 948 Meridian Lake Drive, Aurora, IL 60504” is hereby deleted in its entirety and replaced with the following: “with its principal place of business at 437 Sanford Road, LaVergne, TN 37086”.

b. Services. The services and obligations required to be performed by Cinram under this Amendment shall be deemed to be “Services” for purposes of each of the M&P Terms, the PP&S Terms and the US/Canada Manufacturing and PP&S Agreement.

c. Liability and Indemnification. The parties acknowledge and agree that Cinram will be solely responsible for any notification and liability under the Worker Adjustment and Retraining Notification Act (29 U.S.C. §2102 et seq.) or any similar state law, rule or regulation, if applicable, relating to any termination of any of Cinram’s or any other member of the Cinram Group’s employees, whether or not in connection with the closure of the Aurora Facility, the Transfer, or the other transactions contemplated hereby. Additionally, (i) subsection (iii) of Section 4(b) of the US/Canada Manufacturing and PP&S Agreement is hereby renumbered as subsection (iv), and the following clause is hereby inserted as new subsection (iii) of such Section 4(b): “the employees or other workers of Cinram or any other member of the Cinram Group, including any claims or liabilities related to Cinram’s or any other member of the Cinram Group’s termination of any such employee or worker”; and (ii) subsection (ii) of Section 3(b) of the US/Canada Transition Agreement is hereby renumbered as subsection (iii), and the following clause is hereby inserted as new subsection (ii) of such Section 3(b): “the employees or other workers of Cinram or any other member of the Cinram Group, including any claims or liabilities related to Cinram’s or any other member of the Cinram Group’s termination of any such employee or worker.”

d. Landlord Agreement. Cinram represents, warrants and covenants to WEA that (i) the Nashville Facility is leased and controlled by Cinram Distribution LLC, and (ii) as of the Amendment Effective Date it has used commercially reasonable efforts to, and within sixty (60) days after the Amendment Effective Date it shall, cause the landlord of the Nashville Facility to execute that certain landlord agreement attached as Schedule 3 (Landlord Agreement) to this Amendment.

e. Insurance. Cinram shall continue to maintain all insurance that Cinram is required to maintain under the US/Canada Manufacturing and PP&S Agreement, as set forth on Schedule F to the M&P Terms and Schedule C to the PP&S Terms (the “Required Insurance”). As of the Amendment Effective Date, Cinram shall ensure that the Required Insurance covers, without limitation: (i) the Nashville Facility; (ii) the Transfer, including the shipment of Products and Source Materials from the Aurora Facility to the Nashville Facility; and (iii) the Aurora Office Space.

f. Credit Agreements. Cinram represents and warrants to WEA that Cinram’s execution of this Amendment does not and shall not require any modification to, or the approval of any other party to, any credit arrangements or agreements of Cinram or any other member of the Cinram Group.

6. Miscellaneous. Each of the US/Canada Manufacturing and PP&S Agreement and the US/Canada Transition Agreement, as amended by this Amendment (including all Schedules hereto, hereby incorporated herein by this reference), contains the entire understanding of the parties hereto relating to the subject matter thereof, and supersedes all prior and contemporaneous oral and written agreements, arrangements, understandings, proposals, and discussions, and any amendments thereto, between the parties hereto relating to such subject matter (provided that WEA and Cinram acknowledge that this Amendment shall not modify or otherwise affect the International Manufacturing and PP&S Agreement or the International Transition Agreement). Except as expressly modified by this Amendment, all terms, conditions and provisions of the US/Canada Manufacturing and PP&S Agreement and US/Canada Transition Agreement shall continue in full force and effect as set forth therein. This Amendment may not be modified or amended except in writing executed by WEA and Cinram. Unless the context requires otherwise, as used in this Amendment the term “including” means “including, without limitation,” and the term “include(s)” means “include(s), without limitation.” Each party represents that it has the right, power and authority to enter into and fully perform this Amendment and to legally bind those entities on behalf of which it is entering into this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

WARNER-ELEKTRA-ATLANTIC CORPORATION

By:	/s/ Mike Jbara
Name: Mike Jbara
Title: President
Date: February 15, 2012

CINRAM INTERNATIONAL INC.

By:	/s/ John H. Bell
Name: John H. Bell
Title: Chief Financial Officer
Date: February 10, 2012

CINRAM MANUFACTURING LLC

By:	/s/ John H. Bell
Name: John H. Bell
Title: Chief Financial Officer
Date: February 10, 2012

CINRAM DISTRIBUTION LLC

By:	/s/ John H. Bell
Name: John H. Bell
Title: Chief Financial Officer
Date: February 10, 2012

Schedule 1

Transfer Plan

[****]

[4 Pages]

Schedule 2

Back-Up Titles

[****]

[6 Pages]

Schedule 3

Landlord Agreement

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LANDLORD AGREEMENT

This LANDLORD AGREEMENT (this “Agreement”) is entered into as of April 18, 2012 by and between INDUSTRIAL MS LOGISTEC OWNER LLC, a Delaware limited liability company (along with its successors and assigns, “Landlord”) and WARNER-ELEKTRA-ATLANTIC CORPORATION (“WEA”).

A. Landlord and Cinram Distribution LLC (“Tenant”) are parties to that certain Standard Form Industrial Building Lease (Single Tenant), between Ozburn Properties, LLC (predecessor-in-interest to US Industrial REIT) and Tenant, dated as of February 13, 2004 (as amended, and as may be further amended, restated, supplemented, replaced, substituted, renewed, extended or modified from time to time, the “Lease”), as amended by that certain First Amendment to Industrial Building Lease, dated May 24, 2006, between US Industrial REIT ((Landlord’s predecessor-in-interest) and Tenant, and that certain Second Amendment to Industrial Building Lease, dated February 28, 2011, between Landlord and Tenant, pertaining to certain premises (the “Premises”) located at 437 Sanford Road, LaVergne, TN 37086 (the “Building”).

B. Landlord is the owner of the Building and the Premises, which have been leased to Tenant pursuant to the Lease.

C. Tenant and WEA have entered into (or will enter into from time to time) various service agreements (collectively, and in each case as amended, restated, supplemented, replaced, renewed, extended or modified from time to time, the “Service Agreements”). Pursuant to the Service Agreements, Tenant renders various services to WEA with respect to optical discs such as CDs and DVDs, including replication (manufacturing), distribution, assembly, storage, warehousing, inventory, shipping and related services (the “Services”).

D. In connection with the Services, Tenant is in possession of certain property of WEA, defined below as the “WEA Property.”

E. Although WEA owns the WEA Property, as a precautionary measure, Tenant has granted a security interest in the WEA Property to WEA pursuant to the Service Agreements (such security interest being referred to herein as the “Security Interest”).

F. [****]

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Landlord, Landlord agrees as follows:

1.	Meanings of Certain Terms. As used in this Agreement:

(a) The term “WEA Agreements” includes the Service Agreements and any and all documents with respect to any WEA Property entered into by WEA and Tenant or issued by Tenant in favour of WEA from time to time, in each case as amended, restated, supplemented, replaced, substituted, renewed, extended or otherwise modified, from time to time; and

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(b) The term “WEA Property” means, singly and collectively, any and all of the following, now existing or hereafter acquired, created or in the possession, custody or control of Tenant at the Premises: [****]; provided, however, that the WEA Property expressly excludes any property that is owned by Landlord, or that relates to the Premises or the Building, including, without limitation, any property at the Premises or the Building constituting plumbing, electrical fixtures, walls and ceilings, HVAC systems and other fixtures.

(c) The term “Removal Period” shall mean, (a) with respect to the termination of the Lease due to a default thereunder, or such other early termination of the Lease agreed to by Landlord, the [****] period commencing on the date on which Landlord provides WEA with notice of such termination of Lease, (b) with respect to the termination of the Lease due to Tenant’s rejection thereof in any bankruptcy or insolvency proceeding, the [****] period commencing on the effective date of such Lease rejection, and (c) with respect to the expiration of the Lease pursuant to its terms, the [****] period commencing on the Lease expiration date, as same may be extended pursuant to the terms of this Agreement.

(d) Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Lease.

2. Acknowledgments and Consents.

(a) WEA represents and warrants that it is the owner of (or has a valid security interest in) the WEA Property now or hereafter located on the Premises;

(b) Intentionally Deleted.

(c) Landlord hereby grants, subject to the terms of this Agreement, permission for WEA and any person acting on behalf of WEA to enter upon the Premises for the purpose of inspecting or removing any of the WEA Property at any time and from time to time, prior to the expiration or earlier termination of the Term of the Lease; provided, however, that, subject to this Agreement, at the expiration of the Term of the Lease, whether by expiration or earlier termination thereof, subject to Section 8 hereof, Landlord shall have the right to remove all personal property located at the Premises, including, without limitation, the WEA Property, from the Premises and place it in storage, at the sole cost and expense of WEA and Tenant;

(d) Landlord consents to the granting of the Security Interest in favor of WEA and to all liens, security interests and rights of WEA in the WEA Property arising from the WEA Agreements;

(e) To the extent of Tenant’s interest in the WEA Property, Landlord subordinates all liens, quasi liens, security interests, claims, rights and demands of every kind (including, without limitation any “landlord’s lien” or the like) that Landlord now has or may hereafter have in, to or against the WEA Property located at any time on the Premises, whether by virtue of the Lease, any applicable law, or any agreement now in effect or hereafter executed by Landlord or Tenant; and

Execution Version

(f) Unless otherwise set forth in this Agreement, Landlord shall not take any steps or exercise any rights in relation to the WEA Property and/or the collateral that is the subject of the Security Interest.

3. Notice of Termination of Lease. Landlord agrees to provide WEA with copies of any Lease termination notice delivered to Tenant within four (4) business days after such notice is delivered to Tenant.

4. Intentionally Deleted.

5. Service Agreements and Security. Until such time as both (a) the Lease is terminated or expires and (b) the Removal Period expires, and provided that WEA complies with the provisions of this Agreement, including, without limitation, Section 8 hereof, Landlord agrees that it shall not interfere with the observance or the performance of the Service Agreements (including without limitation the Security Interest), subject to all of its rights and remedies under the Lease, including, without limitation, (1) the right to terminate the Lease, and (2) the right to enter or access the Premises (i) in order to conduct inspections, (ii) show the Premises to prospective tenants, purchasers or lenders, (iii) perform any repair or other obligation under the Lease that Tenant has failed to perform, or (iv) for any other reason permitted by the Lease.

6. Intentionally Deleted.

7. Intentionally Deleted.

8. WEA’s Right to Access and Remove the WEA Property.

8.1 Landlord acknowledges and agrees that, during the term of the Lease and the Removal Period, upon no less than three (3) business days’ prior written notice to Landlord, and provided that WEA complies with the terms of this Agreement, WEA shall be permitted to enter the Premises and access the WEA Property located on the Premises, in order to inspect, audit, foreclose, exercise remedies, render assistance to Tenant, retrieve, remove, or take possession, custody or control of or to recover any or all WEA Property from time to time and at any time, and to remove from the Premises some or all of the WEA Property at any time and from time to time, whether for its continued processing, completion and disposition, the exercise of rights and remedies or otherwise. Provided that WEA complies with all of the terms of this Agreement, including, without limitation, this Section 8, Landlord (i) expressly and specifically consents to WEA entering upon the Premises to deal with the WEA Property as provided herein, and (ii) subject to Landlord’s rights set forth herein and in the Lease, shall not interfere with or delay WEA from accessing, inspecting, possessing, removing, and dealing with the WEA Property as provided herein.

8.2 WEA shall, at its expense, (a) follow all Building rules and regulations and other directions given by Landlord or Landlord’s property manager or agent, or that may be otherwise set forth in the Lease, in effecting removal of the WEA Property from the Premises, and (b) promptly repair and/or restore or replace (if necessary), all property damaged by WEA or its agent, contractor, invitee or employee in connection with the removal of the WEA Property or entry onto the Premises. WEA shall indemnify, defend (with counsel selected by Landlord) and hold Landlord harmless from and against any and all claims, awards, damages, suits, actions,

Execution Version

amounts, costs, fees (including without limitation reasonable attorneys’ costs and fees) arising from or resulting from the entry onto the Premises by WEA, its agents, contractors, employees or invitees, or any other party authorized by WEA in connection with this Agreement, and WEA hereby releases Landlord, Landlord’s asset managers and property managers (and their respective officers, directors, shareholders, employees and agents) from any and all claims, suits, liabilities and damages for damage or loss to the WEA Property regardless of how the damage or loss occurs, except to the extent such damage or loss occurred as the result of the gross negligence or intentional misconduct of Landlord or its employees, agents, contractors or invitees.

8.3 If the Lease is terminated or expires and Landlord obtains, or has the right to obtain, possession of the Premises from Tenant, whether prior to or during the time that WEA or its employees, agents or contractors or invitees are on the Premises, and any WEA Property remains at the Premises at such time, then WEA shall be deemed to automatically lease that portion of the Premises on which the WEA Property is located from Landlord (the “Removal Lease”) for the duration of the Removal Period, for the purpose of storing, selling, processing or otherwise dealing with the WEA Property, such Removal Lease being on the same terms and conditions as set forth in the Lease, including, without limitation, the obligation to (a) pay to Landlord [****] of all Base Rent, Additional Rent and other charges payable to Landlord under the Lease (collectively, the “Rent Charges”), and (b) provide to Landlord (i) evidence of payment of premiums of Tenant’s insurance in the same amounts (and same manner) required of Tenant under the Lease, including, without limitation, naming WEA as an additional insured, or (ii) evidence of insurance in form and substance satisfactory to Landlord. Nothing in the Removal Lease shall make WEA responsible or liable for any act or omission of Tenant or any employees or other representatives or agents of Tenant. At the commencement of the Removal Lease, WEA and Landlord’s property manager shall work together, in good faith, to establish an inventory list (the “WEA Property List”) of all WEA Property at the Premises and location thereof. If WEA reasonably determines that the Removal Period is not sufficient for it to locate, assemble and remove the WEA Property, and otherwise exercise its rights hereunder, then the Removal Period shall be extended for [****] upon (x) written notice of such extension to Landlord and (y) contemporaneously with such written notice, payment to Landlord of [****] of the Rent Charges payable to Landlord under the Lease for the extension period.

8.4 WEA shall remove all WEA Property from the Premises by the end of the Removal Period. If WEA shall fail to remove any WEA Property during the Removal Period, or breaches the Removal Lease or this Agreement, then all WEA Property remaining at the Premises after the Removal Period or upon such breach, as applicable, shall be deemed abandoned by WEA at the Premises and subject to all of Landlord’s rights under the Lease; provided, however, that any cost thereafter incurred by Landlord in connection with the WEA Property, including, without limitation, the cost of removal from the Premises, storage, and disposal, shall be the sole responsibility of WEA and shall be paid to Landlord on demand therefor. WEA shall remove all trash and debris in connection with or relating to the activities of WEA or its agent, contractor, employee or invitee on the Premises from the Premises and shall leave the Premises in broom clean condition solely to the extent that any such cleaning of the Premises arises out of, is connected or related to the activities of WEA or its agent, contractor, employee or invitee on the Premises. No auction or other sale will be conducted at the Premises or advertised in the media or by means of signage posted at the Premises. Unless otherwise

Execution Version

expressly prohibited by the Lease, Landlord and its property manager, agents, contractors, employees and invitees shall have the right to enter and have access to and perform work within the Premises during any period in which WEA has the right to enter upon the Premises.

9. Status of Lease. Landlord confirms that, as of the date of this Agreement, the Lease is in full force and effect, all rents due thereunder to the date hereof have been duly paid, subject to any year-end adjustments, and no notice of default has been served upon Tenant as of the date hereof which has default has not been cured, Landlord’s entry into this Agreement will not violate or conflict with any other agreements to which Landlord is a party; and Landlord is the owner of the Premises and the sole lessor under the Lease.

10. Other Rights Preserved. This Agreement is in addition to and not in substitution for any and all rights and remedies that may be otherwise available to WEA at law, or contained in any of the WEA Agreements; provided, however, Landlord shall not be bound by any of the terms of any of the WEA Agreements.

11. Notices. Without prejudice to any other method of giving notice, any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by courier or personal delivery or sent by registered mail or by transmittal by facsimile machine or e-mail addressed to the respective parties as follows:

To WEA:	Warner-Elektra-Atlantic Corporation 75 Rockefeller Plaza New York, NY 10019 Attention: Ariel B. Taitz, SVP, Business & Legal Affairs Fax: 212-275-3341 E-mail: ari.taitz@wmg.com

To Landlord:

Industrial MS Logistec Owner LLC

c/o Interventure Advisors LP

810 Seventh Avenue, Suite 3601

New York, New York 10019

Attention: Teresa Tsai

Fax: 646-376-4684

Email: Teresa.Tsai@InterventureAdvisors.com

with a copy to:

Carter

171 17th Street NW

Suite 1200

Atlanta, GA 30363-1032

Attention: Matthew Zimmerman

Fax: 404-888-3082

Email: mzimmerman@carterusa.com

Execution Version

Any notice, demand or other communication so given prior to 5:00 p.m. (Eastern time) on a Business Day by courier or personal delivery or by telecopy or e-mail shall be deemed to have been given, received and made on such Business Day and if so given after 5:00 p.m. Eastern time) on a Business Day or a day which is not a Business Day, such notice, demand or other communication shall be deemed to have been given, made and received on the next following Business Day or if mailed, shall be deemed to have been given or received on the fourth Business Day after mailing. Any party may change its address for service by notice given in the foregoing manner. As used herein “Business Day” means any day (other than a Saturday or Sunday) on which banks are generally open for business in Tennessee.

12. Further Assurances. The parties agree to promptly execute and deliver to each other upon request from time to time all such other and further documents, agreements and further assurances as may be necessary or desirable to more fully record, confirm or evidence the agreements, obligations, acknowledgments, consents, waivers, and subordination intended to be entered into herein. Landlord acknowledges and agrees that WEA may give notice to or a copy of this Agreement to Tenant, creditors of Tenant, anyone acting for, through or on behalf of Landlord or Tenant, successors or assigns of Landlord or Tenant, and anyone claiming an interest in the Premises or the Lease.

13. Transfers. WEA will not transfer or assign its rights under the Service Agreements or this Agreement except to a transferee of the Service Agreements who has agreed in writing with WEA (which may be by means of a general assumption of WEA’s rights and obligations) to be bound by this Agreement and to assume the obligations of WEA hereunder. WEA will give commercially reasonable written notice to Landlord of any transfer or assignment of WEA’s rights, the Service Agreements, the Security Interest, the WEA Property or this Agreement, together with a new notice address. If WEA transfers or assigns its rights, Service Agreements, Security Interest or this Agreement, to a transferee, then before the transferee enters the Premises, it will provide Landlord with reasonable evidence that the transferee has assumed the obligations of WEA. In the event that Landlord transfers or assigns all of its interest in the Premises or in the Lease (other than a collateral assignment of the Lease pursuant to a financing arrangement involving Landlord, Landlord’s affiliate or the Building), Landlord agrees that it shall (i) concurrently transfer or assign (as applicable) this Agreement and concurrently obtain from the transferee or assignee (as applicable) written acknowledgment of such transferee’s or assignee’s assumption of this Agreement and (ii) provide WEA with written notice of any such transfer or assignment. Landlord shall notify any maker of any mortgage that is secured by the Premises or the Lease of the existence of this Agreement if such notification is required under the loan documents evidencing and/or securing such loan facility.

14. Successors and Assigns. This Agreement shall be binding upon each of the parties hereto, its heirs, executors, administrators, successors, assigns, transferees, personal representatives, and anyone operating under the a party’s authority or instructions and anyone appointed in connection with the exercise of the party’s remedies, whether by instrument in writing or by the authority of a court of competent jurisdiction, and shall inure to the benefit of each of the parties and its successors and assigns; “successor” includes, without limitation, any corporation or other legal entity arising as a result of the amalgamation, consolidation, or merger of a corporation with any other corporation, or arising from any reorganization, bankruptcy, liquidation, dissolution, insolvency or similar proceeding of the relevant party, or in the case of Landlord, arising from any sale, assignment, exercise of rights or remedies, or foreclosure of any interest in the Lease or the Premises.

Execution Version

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State in which the Building is located applicable to contracts executed in and to be performed entirely within such jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any federal or state court sitting in the County in which the Building is located, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

16. Miscellaneous.

16.1 The section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

16.2 The Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof and thereof.

16.3 This Agreement shall not be amended, or any of its provisions waived, other than by a written instrument duly executed and delivered by a duly authorized officer on behalf of each of the parties hereto.

16.4 If any provision of this Agreement shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

16.5 Intentionally Deleted.

16.6 The parties acknowledge and agree that this Agreement is the product of all their efforts and that this Agreement should not be interpreted in favour of any one party merely because of their efforts in preparing it. Any rule of law, legal decision or presumption that would require interpretation of any claimed ambiguity against the party drafting it shall have no application to this Agreement and is expressly waived.

16.7 This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed an original and which counterparts together shall constitute one and the same Agreement. This Agreement may be executed by facsimile or other electronic means, and any signature contained hereon by facsimile or other electronic means shall be deemed to be equivalent to an original signature for all purposes.

{Signature Page Follows}

Execution Version

IN WITNESS WHEREOF, this Agreement has been executed, sealed and delivered by the parties under the hand of their duly authorized officers in that behalf, as of the date first above written.

WEA:		Landlord:

WARNER-ELEKTRA-ATLANTIC CORPORATION		INDUSTRIAL MS LOGISTEC OWNER LLC

By:	/s/ Ari Taitz	By:	Priyanka Garg
Name:	Ari Taitz	Name:	Priyanka Garg
Title:	SVP, Business Affairs and Development	Title:	Sr. Vice President

Tenant executes this Agreement in order to acknowledge and accept the terms hereof. By executing this Agreement, Tenant confirms and ratifies that the obligations of Tenant under the Lease shall continue and shall in no way be limited, impaired, restricted or terminated by this Agreement.

Tenant:

CINRAM DISTRIBUTION LLC

By:	/s/ Howard Z. Berman
Name:	Howard Z. Berman
Title:	SVP and General Counsel